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                                                                   Exhibit 10.11

                          LEASE TERMINATION AGREEMENT

         This Lease Termination Agreement (this "Agreement") is executed as of October 30, 2002, between WHVPW REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and CTI GROUP (HOLDINGS), INC., a Delaware corporation ("Tenant").

                                   RECITALS:

         A. Landlord and Tenant entered into that certain Lease Agreement dated as of July 10, 1998 (the "Lease"; all capitalized terms used herein but not defined shall have the meanings assigned to them in the Lease), for premises in the office building known as Pinebrook II located at 2550 Eisenhower Avenue, Norristown, PA 19403, which leased premises in more particularly described in the Lease (the "Premises"); and

         B. Landlord and Tenant desire to terminate the obligations, liabilities and benefits under the Lease to the extent hereinafter provided.

                                  AGREEMENTS:

         For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Termination of Lease. Landlord and Tenant hereby terminate the Lease effective as of the date hereof (the "Termination Date").

         2. Termination Fee. As consideration for Landlord's agreement to release Tenant from certain obligations under the Lease as provided herein, Tenant shall pay to Landlord on or before 4:00 p.m. on October 31, 2002, by wire transfer the sum of $19,706.50 less the Security Deposit of $5,050 held by Landlord (the "Termination Fee"). Landlord is required to provide wire instructions to Jim Haggard, Accounting Manager (317) 262-4666 fax or e-mail by October 29, 2002 in order for Tenant to effectuate payment of Termination Fee. If Tenant fails to pay the Termination Fee as required under this Agreement for any reason whatsoever aside from Landlord's failure to provide Tenant with wire instructions, Landlord shall be entitled to keep all amounts previously received from Tenant pursuant to this Agreement, the obligations and liabilities (but not the rights) of Tenant under the Lease shall be reinstated, Tenant's failure to pay the Termination Fee shall be an automatic Event of Default under the Lease, with no notice being necessary to Tenant and with no cure or grace periods or rights, and Landlord shall be entitled to exercise any and all rights and remedies available to it under the Lease, as well as at law or in equity.

         3. Surrender of the Premises. On or before the Termination Date, Tenant shall vacate and surrender the Premises in the condition required under the Lease and remove all of Tenant's property from the Premises, subject to the terms and conditions of the Lease. Any property of Tenant that is to removed from the Premises or any other portion of the Building on or before the Termination Date shall be conclusively deemed abandoned, and Landlord may, without liability or compensation to Tenant, use, sell or otherwise dispose of such property in Landlord's sole discretion.

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         4. Release of Landlord. Upon the termination of the Lease as set forth above, Tenant (for itself and any other party that may claim through or under Tenant) agrees that, without further acts, Landlord, together with Landlord's employees, agents, representatives, asset manager, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns (collectively, the "Landlord Released Parties"), shall be released and forever discharged from any and all actions, causes of action, judgments, executions, suits, investigations, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character that arise out of or in any way connected to the Lease, or any of the transactions associated therewith (collectively, the "Released Matters"), including, without limitation, all Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or thing done, omitted, or suffered to be done by any of the Landlord Released Parties prior to and including the date of actual execution of this Agreement by Landlord and Tenant, INCLUDING ANY AND ALL CLAIMS BASED IN WHOLE OR IN PART ON THE NEGLIGENCE OR STRICT LIABILITY OF SUCH LANDLORD RELEASED PARTY. Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for any acts or omissions of any previous owner of the Building.

         5. Release of Tenant. Upon the termination of the Lease as set forth above, Landlord (for itself and any other party that may claim through or under Landlord) agrees that, without further acts, Tenant, together with Tenant's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns (collectively, the "Tenant Released Parties"), shall be released and forever discharged from all Released Matters, including, without limitation, all Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accuring, for or because of any matter or thing done, omitted, or suffered to be done by any of the Tenant Released Parties prior to and including the date of actual execution of this Agreement by Tenant and Landlord, INCLUDING ANY AND ALL CLAIMS BASED IN WHOLE OR IN PART ON THE NEGLIGENCE OR STRICT LIABILITY OF SUCH TENANT RELEASED PARTY. Notwithstanding the foregoing release, Tenant shall not be released from (a) any indemnity, hold harmless, or defense obligation of Tenant that accrued under the Lease as of the Termination Date, (b) any obligation under this Agreement, (c) any claim arising from or in connection with any inaccurate representation or warranty made by Tenant hereunder, or (d) any default by Tenant hereunder. Notwithstanding the foregoing, there shall be no reconciliation on account of Basic Rent, Operating Costs, Taxes, or any other additional sums due under the Lease and neither Landlord nor Tenant shall owe the other such sums under the Lease after the Termination Date.

         6. Mechanic's Lien. Tenant hereby represents and warrants that Tenant has not engaged anyone who has provided materials or labor in connection with the Premises that would give rise to the filing of a lien against the Premises or that such parties have been paid in full.

         7. No Transfer. Tenant represents and warrants to Landlord that Tenant is the owner and holder of the leasehold estate of the "Tenant" under the Lease. Landlord and Tenant represent and warrant to each other that each has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, attorneys' fees, expense, action or cause of action herein released.

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         8. Attorneys' Fees. In the event of any legal action or proceeding brought by any party against the other arising out of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal), and such amount shall be included in any judgment rendered in such proceeding.

         9. Entire Agreement. This Agreement contains all of the agreements of the parties hereto with respect to the subject matter hereof and no prior agreement, understanding, or representation pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended except by an express agreement in writing signed by the parties hereto or their respective successors-in-interest.

         10. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

         11. Invalidity. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such convenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.

         12. Tenant's Authority. Tenant and each person signing this Agreement on behalf of Tenant represent and warrant to Landlord as follows: Tenant is a duly organized and existing corporation under the laws of the State of Delaware; Tenant has full right and authority to enter into this Agreement; Tenant's execution of this Agreement does not result in the violation of any law or the breach of any agreement to which Tenant may be bound; each person signing on behalf of Tenant was and continues to be authorized to do so; and upon execution by Tenant and Landlord, this Agreement shall be an enforceable agreement binding upon Tenant in accordance with the terms hereof.

         13. Binding Effect: Controlling Agreement; Governing Law. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their transferees, representatives, successors and assigns. In the event of a conflict between the terms and provisions of this Agreement and those contained in the Lease, the terms and provisions of this Agreement shall control. This Agreement and the rights and duties of the parties hereto shall be controlled by and interpreted in accordance with the laws of the State in which the Premises are located.


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Executed as of the date first written above.


LANDLORD:           WHVPW REAL ESTATE LIMITED PARTNERSHIP,
                    a Delaware limited partnership
                    By: WHVPW Gen-par, Inc., A Delaware
                        corporation, its general partner


                         By: /s/ Kenneth L. Frank
                             ---------------------------
                         Name: Kenneth L. Frank
                               -------------------------
                         Title: Assistant Vice President
                                ------------------------

TENANT:             CTI GROUP (HOLDINGS) INC., a Delaware
                    corporation


                    By: /s/ M. Hanuschel
                        --------------------------------
                    Name: M. Hanuschel
                          ------------------------------
                    Title: CFO
                           -----------------------------



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